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Let's make it yours.
Customize your Bible, configure texts, select fonts.
Faux Leather - Black
Authorized King James Version
Text & Commentary
Red Letter
Verse Per Line
Verse Numbers
Normal
Cross-references
Footnotes
Study Notes
Scofield Reference Bible
Fonts
John
John 1
TRANSLATION
AUTHORIZED KING JAMES VERSION
Supplementary Material

Revival AI

Pitch Deck

Advanced technology for designing and printing custom Bibles on the fly.

Revival AI

Problem

Formatting and designing a new Bible is a complex process in which professionals spend months or years on each new product.

The industry has failed to adapt to the future of product customization. This has resulted in a customer-base that is unsatisfied, as consumers increasingly demand individualized products.

Bible publishers continue to use out-dated, hand-done finishing processes that are timely, costly and error-prone.

Most Bibles today are low quality and mass printed in China.

Revival AI

Solution

- A patented, machine learning-driven interface that allows the consumer to design his or her Bible on the fly.
- Extensive customization options for both the interior and exterior of each Bible.
- A proprietary, autonomous custom Bible finishing workflow that has many additional applications, including fiction and non-fiction works, as well as custom journals.
- All Bibles printed and bound autonomously in the U.S.A.

Revival AI

Market Validation

The Bible continues to be the best-selling book of all time.

Most Bible users (91%) still prefer to use a print version of the Bible over digital alternatives (Barna).

80% of consumers are more likely to do business with a company if they offer customization of their products (Epsilon).



Revival AI

Market Size



Over 100 Million Bibles are printed per year; 25% sold in the U.S.A.*

$425 Million in annual U.S. Bible sales*

$50-$100 Million: 5-10% share of global market

*https://brandongaille.com/27-good-bible-sales-statistics/

Revival AI



User Experience


Let's make it yours.
Customize your Bible, configure texts, select fonts.
Cover
Faux Leather - Black
Translation
Authorized King James Version
Text & Commentary
Red Letter
Verse Per Line
Verse Numbers
Normal
Cross-references
Footnotes
Study Notes
Scofield Reference Bible
Fonts
Bible Text Font
John
John 1
1346
John 1:49
John 1
TRANSLATION
AUTHORIZED KING JAMES VERSION
Supplementary Material
© 2020 Revival A.I.
Terms of Service
Privacy Policy

Through Revival AI's web interface, customers are able to see their Bible come to life in real-time, as they choose interior and exterior Bible features.



The custom Bible file is then sent to be printed and shipped at Revival AI's printing and binding facility near Dallas-Fort Worth, Texas!

Revival AI

Business Model

Custom Bibles for every consumer; priced from $30 to over $300.

Anticipated custom Bible sales with just 5-10% of the global market are $50-$100 Million per year.

75% profit margin with Direct to Consumer model.

52% profit margin through white labeling Christian publishers content.



Revival AI

Market Adoption



HarperCollins
Christian Publishing


LOVE
ONE
ANOTHER

AFFILIATES: Pastors, ministries and everyday Christians can earn 10% of referred sales by sharing an affiliate link on their websites and social media accounts.

WHITE LABEL: Christian publishers license Revival AI's technology; significantly increasing their profit margins, while bringing printing back to the U.S.A. from China.

GIVING BACK: 10% of annual profits will be donated to Christian, non-profit organizations or ministries.

Revival AI

Financial

$12.5M Regulation A Crowdfunding Campaign

Revival AI is seeking financing to build out a proprietary, custom printing and binding facility near Dallas-Fort Worth, Texas.



Competitive Advantage

Patented Technology

Revival AI's software is patented in the U.S. and patent-pending in the EU. Provisional patents have been filed for our custom finishing machinery.

White Labeling

The only way for competitors to enter the custom Bible market is through licensing with Revival AI.

Customer-Designed

Our machine-learning driven interface allows each consumer to build exactly what they want; increasing overall product satisfaction.

Speed

High quality, smyth-sewn, art-gilded Bibles that can be produced same-day, instead of weeks or months to produce.

Revival AI

Leadership



William Robinson

Co-Founder and CVO

M. Div., M.T.S. - Liberty Baptist Theological Seminary

Combat Veteran (Afghanistan)

Proven leader and manager

Co-founder & President of Reformation Bible Society

Co-founder and CTO of Honoring Intimates

Patented Inventor



Kristin Robinson

Co-Founder and CEO

B.S. Chemistry

18 years of technical sales experience, including 13 years at the industry-leader, Schrodinger

Co-founder & VP of Reformation Bible Society

Co-founder and CEO of Honoring Intimates

Patented Inventor



Rob Rodriguez

Director and vCTO

Over 20 years experience with multiple Fortune 500 companies.

Co-founder and vCTO, Model Rocket

Developed a neural-net based OCR and an image compression library used by major social media networks

Holds 19 granted patents

Model Rocket LLC

AI/ML, UI/UX Dev Team

Extensive experience from Concept to Market

Multiple Solutions developed that incorporate Artificial Intelligence, Machine Learning and Data Science

Industries worked in: Medicine, IoT, Hospitality, eCommerce, Agriculture, Enterprise, Education, Government, Finance